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                                 [Letterhead]


                                June 27, 1996
                                                                    EXHIBIT 5.1

Oakley, Inc.
10 Holland
Irvine, CA 92718

     Re:  Oakley, Inc.
          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Oakley, Inc. (the "Company") to be issued by the Company under the Oakley Interplanetary 401(k) Plan (the "Plan").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Articles of Incorporation and the Bylaws of the Company, (iii) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Plan, the Registration Statement and the specimen form of stock certificate representing the Common Stock and
(iv) such other documents, certificates and records, as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the Bar in the State of Washington and we do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Shares will be when sold, legally issued, fully paid and non-assessable under the Washington Business Corporation Act when certificates representing the Shares shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.




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Oakley, Inc.
June 27, 1996
Page 2

     We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                       Very truly yours,

                                       PRESTON GATES & ELLIS


                                       By  C. Kent Carlson